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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-41139) of our report dated August 28, 1997, except for the information in the final paragraph of Note F, as to which the date is December 12, 1997, on our audits of the consolidated financial statements of Mercury Computer Systems, Inc. We also consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                          COOPERS & LYBRAND L.L.P.

BOSTON, MASSACHUSETTS
JANUARY 22, 1998